UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2010
Portec Rail Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

West Virginia	0-50543	55-0755271

(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.	15238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 782-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On December 9, 2010, Portec Rail Products, Inc. (“Portec”) entered into an Asset Purchase Agreement with L.B. Foster Company (“Foster”) and Koppers, Inc. (“Koppers”) pursuant to which Koppers agreed to purchase certain assets related to Portec’s manufacture of insulated joints and related products at its Huntington, West Virginia facility (the “Purchased Assets”).
     The Asset Purchase Agreement was executed in order to assist Foster in obtaining federal antitrust clearance from the Antitrust Division of the Department of Justice with respect to Foster’s proposed acquisition of all of the outstanding common stock of Portec pursuant to a tender offer (the “Offer”) by Foster Thomas Company, a wholly-owned subsidiary of Foster (“Purchaser”), to purchase all of the outstanding shares of common stock of Portec, commenced pursuant to an Agreement and Plan of Merger, dated as of February 16, 2010, by and among Portec, Foster and Purchaser (as subsequently amended, the “Merger Agreement”), and the subsequent merger of Purchaser with and into Portec, with Portec surviving as a wholly-owned subsidiary of Foster (the “Merger”).
     Koppers will pay a total purchase price of $10,100,000, less the amount of assumed liabilities, for the Purchased Assets. The purchase price is subject to post-closing adjustments related to the final determination of certain liabilities, the book value of certain tangible personal property, the book value of certain inventory and the book value of certain prepaid items.
     The closing of the asset purchase is subject to the condition that Portec and Foster enter into a hold separate stipulation with the DOJ regarding the divestiture of the Joint Business Assets and Foster’s acquisition of Portec, to the condition that Foster shall have accepted for payment share of common stock tendered in the Offer, and to other customary closing conditions.
     The Asset Purchase Agreement provides that Portec may terminate the Asset Purchase Agreement if the Merger Agreement is terminated, and that either Portec or Koppers may terminate the Asset Purchase Agreement if the closing has not occurred prior to January 11, 2011.
     The Asset Purchase Agreement also provides that if the Department of Justice requests amendments to provisions relating to representations and warranties of either Portec or Koppers, the parties’ obligations regarding cooperation with respect to and defense of certain litigation, and non-competition of Koppers in certain lines of business, then those provisions shall automatically be amended as requested by the Department of Justice, subject to the consent of the party adversely affected by the requested amendment.
     The foregoing discussion is a summary of the Asset Purchase Agreement, does not purport to be complete, and is qualified in its entirety by the Asset Purchase Agreement. A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.
          The following Exhibits are attached as part of this report:
2.1	Asset Purchase Agreement, dated as of December 9, 2010, by and among Portec Rail Products, Inc., L.B. Foster Company and Koppers Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTEC RAIL PRODUCTS, INC.
DATE: December 9, 2010	By:	/s/ John N. Pesarsick
John N. Pesarsick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of December 9, 2010, by and among Portec Rail Products, Inc., L.B. Foster Company and Koppers Inc.